EXHIBIT 99.1


                                   P-COM, INC.

                           2004 EQUITY INCENTIVE PLAN



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                                TABLE OF CONTENTS

                                                                            Page
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ARTICLE 1 INTRODUCTION.........................................................1

ARTICLE 2 DEFINITIONS..........................................................1

ARTICLE 3 ADMINISTRATION.......................................................4

         3.1      Committee Composition........................................4

         3.2      Committee Responsibilities...................................4

         3.3      Committee for Non-Officer Grants.............................5

         3.4      Scope of Discretion..........................................5

         3.5      Unfunded Plan................................................5

ARTICLE 4 STOCK AVAILABLE FOR GRANTS...........................................5

         4.1      Basic Limitation.............................................5

         4.2      Additional Stock.............................................5

         4.3      Dividend Equivalents.........................................6

ARTICLE 5 ELIGIBILITY..........................................................6

ARTICLE 6 OPTIONS..............................................................6

         6.1      Option Agreement.............................................6

         6.2      Number of Shares.............................................6

         6.3      Exercise Price...............................................6

         6.4      Exercisability and Term......................................7

         6.5      Incentive Stock Options......................................7

         6.6      Effect of Change in Control..................................8

         6.7      Effect of Termination of Service.............................8

         6.8      Nonassignability of Options..................................9

         6.9      Modification or Assumption of Options........................9


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         6.10     Buyout Provisions............................................9

ARTICLE 7 PAYMENT FOR OPTION STOCK............................................10

         7.1      General Rule................................................10

         7.2      Surrender of Stock..........................................10

         7.3      Exercise/Sale...............................................10

         7.4      Exercise/Pledge.............................................10

         7.5      Promissory Note.............................................10

         7.6      Other Forms of Payment......................................10

ARTICLE 8 STOCK APPRECIATION RIGHTS...........................................11

         8.1      SAR Agreement...............................................11

         8.2      Number of Shares............................................11

         8.3      Exercise Price..............................................11

         8.4      Exercisability and Term.....................................11

         8.5      Effect of Change in Control.................................11

         8.6      Exercise of SARs............................................11

         8.7      Nonassignability of SARs....................................12

         8.8      Modification or Assumption of SARs..........................12

ARTICLE 9 RESTRICTED STOCK....................................................12

         9.1      Restricted Stock Agreement..................................12

         9.2      Purchase Price..............................................12

         9.3      Payment for Awards..........................................12

         9.4      Vesting Conditions..........................................12

         9.5      Voting and Dividend Rights..................................13

         9.6      Nonassignability of Restricted Stock........................13

ARTICLE 10 STOCK UNITS........................................................13


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         10.1     Stock Unit Agreement........................................13

         10.2     Payment for Awards..........................................13

         10.3     Vesting Conditions..........................................13

         10.4     Voting and Dividend Rights..................................14

         10.5     Form and Time of Settlement of Stock Units..................14

         10.6     Death of Recipient..........................................14

         10.7     Creditors' Rights...........................................14

         10.8     Nonassignability of Stock Units.............................14

ARTICLE 11 PROTECTION AGAINST DILUTION........................................15

         11.1     Adjustments.................................................15

         11.2     Dissolution or Liquidation..................................15

         11.3     Reorganizations.............................................15

ARTICLE 12 DEFERRAL OF AWARDS.................................................16

ARTICLE 13 PAYMENT OF DIRECTOR'S FEES IN SECURITIES...........................16

         13.1     Effective Date..............................................16

         13.2     Elections to Receive Non-Statutory Stock Options,
                  Restricted Stock or Stock Units.............................16

         13.3     Number and Terms of Non-Statutory Stock Options,
                  Restricted Stock or Stock Units.............................16

ARTICLE 14 LIMITATION ON RIGHTS...............................................17

         14.1     Retention Rights............................................17

         14.2     Stockholders' Rights........................................17

         14.3     Regulatory Requirements.....................................17

ARTICLE 15 WITHHOLDING TAXES..................................................17

         15.1     General.....................................................17

         15.2     Stock Withholding...........................................17


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ARTICLE 16 FUTURE OF THE PLAN.................................................18

         16.1     Term of the Plan............................................18

         16.2     Amendment or Termination....................................18

ARTICLE 17 ADDITIONAL PROVISIONS..............................................18

         17.1     Financial Statements........................................18

         17.2     Governing Law...............................................18




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                                   P-COM, INC.
                           2004 EQUITY INCENTIVE PLAN

                                   ARTICLE 1
                                  INTRODUCTION

                  The purpose of this P-Com, Inc. 2004 Equity Incentive Plan is to offer certain Employees, Outside Directors, and Consultants the opportunity to acquire a proprietary interest in the Company by the grant of Awards in the form of Options (which may constitute Non-Statutory Stock Options and Incentive Stock Options), Restricted Stock, Stock Appreciation Rights, or Stock Units. Through the Plan, the Company and its Related Corporations seek to attract, motivate, and retain highly competent persons. The success of the Company and its Related Corporations are dependent upon the efforts of these persons.

                                   ARTICLE 2
                                   DEFINITIONS

                  As used herein, the following definitions shall apply.

                  "Award" shall mean any award of an Option, SAR, Restricted Stock, or Stock Unit under the Plan.

                  "Board" shall mean the Board of Directors of the Company.

                  "Cause" shall mean: (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company; (ii) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof; (iii) gross negligence; (iv) willful misconduct; or (v) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or Related Corporation employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

                  "Change in Control" shall mean:

                           (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation, or other reorganization 50% or more of the voting power of the outstanding securities of (A) the continuing or surviving entity or (B) any direct or indirect parent corporation of such continuing or surviving entity;

                           (ii) The sale, transfer, or other disposition of all or substantially all of the Company's assets;


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                           (iii) A change in the composition of the Board, as a
         result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the original directors who were still in office at the time of the election or nomination; or

                           (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of securities of the Company representing at least 51% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph
         (iv), the term "person" shall have the same meaning as used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Related Corporation and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean a committee of the Board, as described in Article 3.

                  "Common Stock" shall mean one share of the common stock of the Company.

                  "Company" shall mean P-Com, Inc., a Delaware corporation.

                  "Consultant" shall mean any natural person who performs bona fide services for the Company or a Related Corporation as a consultant or advisor, excluding Employees and Outside Directors.

                  "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

                  "Employee" shall mean any individual who is a common-law employee of the Company or a Related Corporation.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exercise Price," in the case of an Option, shall mean the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.


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                  "Fair Market Value" shall mean the market price of Common
Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

                  "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  "Involuntary Termination" shall mean the termination of the Participant's Service by reason of:

                           (i) The involuntary discharge of the Participant by the Company (or the Related Corporation employing him or her) for reasons other than Cause; or

                           (ii) The voluntary resignation of the Participant following (A) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Related Corporation employing him or her), (B) a material reduction in his or her base salary or (C) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

                  "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

                  "Option" shall mean an Incentive Stock Option or a Non-Statutory Stock Option granted under the Plan and entitling the holder to purchase Common Stock.

                  "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Committee shall approve from time to time.

                  "Optioned Stock" shall mean the Common Stock subject to an Option.

                  "Optionee" shall mean an individual, trust, or estate who holds an Option or SAR.

                  "Outside Director" shall mean a member of the Board who is not an Employee.

                  "Participant" shall mean an individual, trust, or estate who holds an Award.

                  "Plan" shall mean this P-Com, Inc. 2004 Equity Incentive Plan, as amended from time to time.

                  "Related Corporation" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

                  "Restricted Stock" shall mean Common Stock awarded under the Plan.

                  "Restricted Stock Agreement" shall mean the agreement between the Company and the recipient of Restricted Stock that contains the terms, conditions, and restrictions pertaining to such Restricted Stock.


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                  "SAR Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her SAR.

                  "Service" shall mean the performance of services for the Company (or any Related Corporation) by an Employee, Outside Director, or Consultant, as determined by the Committee in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Outside Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Related Corporation; or (iii) a leave of absence approved by the Company or a Related Corporation. A leave of absence approved by the Company or a Related Corporation shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or a Related Corporation.

                  "Stock Appreciation Right" or "SAR" shall mean a stock appreciation right granted under the Plan.

                  "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

                  "Stock Unit Agreement" shall mean the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

                  "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

                  "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Committee in its sole discretion.

                                   ARTICLE 3
                                 ADMINISTRATION

                  3.1 COMMITTEE COMPOSITION. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

                           (i) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                           (ii) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

                  3.2 COMMITTEE RESPONSIBILITIES. The Committee shall: (i) select the Employees, Outside Directors, and Consultants who are to receive Awards under the Plan; (ii) determine the type, number, vesting requirements, and other features and conditions of such Awards; (iii) interpret the Plan; and


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(iv) make all other decisions relating to the operation of the Plan. The
Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

                  3.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section
3.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section, any reference in the Plan to the Committee shall include such secondary committee.

                  3.4 SCOPE OF DISCRETION. On all matters for which the Plan confers the authority, right or power on the Board, the Committee, or a secondary committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or secondary committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 16.2, the discretion of the Board, Committee or secondary committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Participants by Award agreements and other agreements entered into pursuant to the Plan.

                  3.5 UNFUNDED PLAN. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Common Stock. The Company and the Committee shall not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under the Plan. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

                                   ARTICLE 4
                           STOCK AVAILABLE FOR GRANTS

                  4.1 BASIC LIMITATION. Common Stock issued pursuant to the Plan may be authorized but unissued stock or treasury stock. The aggregate number of shares of Common Stock that may be issued under the Plan pursuant to all types of Awards shall not exceed 3,000,000 subject to Section 4.2. The limitations of this Section 4.1 shall be subject to adjustment pursuant to Article 11.

                  4.2 ADDITIONAL STOCK. If Restricted Stock or Common Stock issued upon the exercise of Options are forfeited, then such Common Stock shall again become available for Awards under the Plan. If Options, SARs, or Stock Units are forfeited or terminate for any other reason before being exercised, then the corresponding Common Stock shall again become available for Awards


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under the Plan. If Stock Units are settled, then only the number of Common Stock
(if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. Notwithstanding the foregoing, the aggregate number of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased when Restricted Stock or other Common Stock are repurchased.

                  4.3 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Stock available for Awards.

ARTICLE 5
                                   ELIGIBILITY

                  The persons eligible to participate in the Plan shall be limited to Employees, Outside Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Related Corporations and who have been selected by the Committee to participate in the Plan.

                                   ARTICLE 6
                                     OPTIONS

                  6.1 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement, in the form approved by the Committee and may contain such provisions as the Committee deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to
Section 6.5.

                  6.2 NUMBER OF SHARES. Each Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 833,333 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

                  6.3 EXERCISE PRICE.

                           (i) So long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the Exercise Price of an Option shall be determined by the Committee but shall not be less than 85% (or 110% in the case of a person who owns on the date of grant of such Option, securities of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation) of the Fair Market Value of a share of Common Stock on the date of grant of such Option.

                           (ii) In the event that the issuance and sale of securities under this Plan no longer require qualification under the California Corporate Securities Law of 1968, (i) the Exercise Price of


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         an Option shall be determined by the Committee but shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant of such Option, and (ii) in the case of a Non-Statutory Stock Option, an Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula.

                  6.4 EXERCISABILITY AND TERM. Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable; provided, however, that so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, an Option awarded to anyone other than an officer, director or Consultant of the Company shall vest at a rate of at least 20% per year. The Option Agreement shall also specify the term of the Option; provided, however, that no Option shall have a term in excess of 10 years measured from the date of grant of such Option. An Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service.

                  6.5 INCENTIVE STOCK OPTIONS. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Article 6. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

                           (i) Eligibility. Incentive Stock Options may only be granted to Employees.

                           (ii) Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option, except as otherwise provided in Subsection (d) below.

                           (iii) Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the date of grant of each Incentive Stock Option) with respect to Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Corporation) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Optionee's ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Optionee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. To the extent the Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Incentive Stock Options are granted. However, because an acceleration provision is not taken


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         into account prior to its triggering an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised prior to such acceleration. Any Incentive Stock Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

                           (iv) 10% Stockholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Option, and the Option term shall not exceed five years measured from the date of grant of such Option.

                           (v) Change in Status. In the event of an Optionee's change of status from Employee to Consultant or to Outside Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

                           (vi) Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

                  6.6 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Stock subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Optionee's written consent. In addition, acceleration of exercisability may be required under Section 11.3.

                  6.7 EFFECT OF TERMINATION OF SERVICE. So long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, Options granted under the Plan shall be subject to the following provisions:

                           (i) Termination of Service. Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option (i) at any time on or prior to the date determined by the Committee, which date shall be at least 30 days subsequent to the Optionee's Termination Date (but in no event later than the expiration of the term of such Option), and (ii) only to the extent that the Optionee was entitled to exercise such Option on the Termination Date. If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Optioned Stock covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise


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         his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                           (ii) Disability of Optionee. In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option (i) at any time on or prior to the date determined by the Committee, which date shall be at least six months subsequent to the Termination Date (but in no event later than the expiration date of the term of his/her Option), and (ii) only to the extent that the Optionee was entitled to exercise such Option on the Termination Date. To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                           (iii) Death of Optionee. In the event that an Optionee dies while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance (i) at any time on or prior to the date determined by the Committee, which date shall be at least six months subsequent to the date of death (but in no event later than the expiration date of the term of his/her Option), and (ii) only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Optioned Stock covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                  6.8 NONASSIGNABILITY OF OPTIONS. Except as determined by the Committee, no Option shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. No rights under an Incentive Stock Option may be transferred by the Participant, other than to a trust where under Section 671 of the Code and other applicable law the Participant is considered the sole beneficial owner of the option while it is held in trust, or by will or the laws of descent and distribution.

                  6.9 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                  6.10 BUYOUT PROVISIONS. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.


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                                   ARTICLE 7
                            PAYMENT FOR OPTION STOCK

                  7.1 GENERAL RULE. The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Stock are purchased, except as follows:

                           (i) In the case of an Incentive Stock Option granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Option Agreement. The Option Agreement may specify that payment may be made in any form(s) described in this Article.

                           (ii) In the case of a Non-Statutory Stock Option, the Committee may at any time accept payment in any form(s) described in this Article.

                  7.2 SURRENDER OF STOCK. To the extent that this Section is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Stock that are already owned by the Optionee. Such Common Stock shall be valued at their Fair Market Value on the date when the new Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Stock in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

                  7.3 EXERCISE/SALE. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; provided, that such payment would not cause the Company to violate Section 402 of the Sarbanes-Oxley Act of 2002, as determined by the Committee in its sole discretion.

                  7.4 EXERCISE/PLEDGE. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company; provided, that such payment would not cause the Company to violate Section 402 of the Sarbanes-Oxley Act of 2002, as determined by the Committee in its sole discretion.

                  7.5 PROMISSORY NOTE. To the extent that this Section is applicable, and consistent with applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

                  7.6 OTHER FORMS OF PAYMENT. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations, and rules.

                                   ARTICLE 8
                            STOCK APPRECIATION RIGHTS

                  8.1 SAR AGREEMENT. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

                  8.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year of the Company shall in no event pertain to more than 833,333 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

                  8.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

                  8.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. The grant or vesting of the SAR may be made contingent on the achievement of performance conditions. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

                  8.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Stock subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 11.3.

                  8.6 EXERCISE OF SARS. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Common Stock, (ii) cash or (iii) a combination of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Stock subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

                  8.7 NONASSIGNABILITY OF SARS. Except as determined by the Committee, no SAR shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

                  8.8 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

                                   ARTICLE 9
                                RESTRICTED STOCK

                  9.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Stock shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

                  9.2 PURCHASE PRICE. So long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the purchase price for a Restricted Stock Award shall be
(i) determined by the Committee, but shall not be less than 85% (or 100% in the case of a person who owns on the date of grant of such Restricted Stock Award, securities of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation) of the Fair Market Value of a share of Common Stock on the date of grant of such Restricted Stock Award; and (ii) payable only in cash, cash equivalents, or full-recourse promissory notes.

                  9.3 PAYMENT FOR AWARDS. Subject to Section 9.2 and the following sentence, Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Stock, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Related Corporation) or, for the amount in excess of the par value of such newly issued Restricted Stock, full-recourse promissory notes, as the Committee may determine.

                  9.4 VESTING CONDITIONS. Each Award of Restricted Stock may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall the number of Restricted Stock which are subject to performance-based vesting conditions and which are granted to any

Participant in a single fiscal year of the Company exceed 833,333, subject to adjustment in accordance with Article 11. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock or thereafter, that all or part of such Restricted Stock shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

                  9.5 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

                  9.6 NONASSIGNABILITY OF RESTRICTED STOCK. Except as determined by the Committee, no Restricted Stock shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution until such time as the Restricted Stock has vested.

                                   ARTICLE 10
                                   STOCK UNITS

                  10.1 STOCK UNIT AGREEMENT. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

                  10.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

                  10.3 VESTING CONDITIONS. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Appendix
A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year of the Company exceed 833,333, subject to adjustment in accordance with Article 11. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in

Control. In addition, acceleration of vesting may be required under Section
11.3.

                  10.4 VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Stock, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

                  10.5 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Common Stock or
(iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

                  10.6 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

                  10.7 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

                  10.8 NONASSIGNABILITY OF STOCK UNITS. Except as determined by the Committee, no Stock Unit Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

                                   ARTICLE 11
                           PROTECTION AGAINST DILUTION

                  11.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of Common Stock, corresponding adjustments shall automatically be made in each of the following:

                           (i) The number of Options, Restricted Stock, SARs, and Stock Units available for future Awards under Article 4;

                           (ii) The limitations set forth in Sections 6.2, 8.2, 9.4, and 10.3;

                           (iii) The number of Common Stock covered by each outstanding Option and SAR;

                           (iv) The Exercise Price under each outstanding Option and SAR; or

                           (v) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                  11.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

                  11.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (ii) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (iv) full exercisability or vesting and accelerated expiration of the outstanding Awards or (v) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

                                   ARTICLE 12
                               DEFERRAL OF AWARDS

                  The Committee (in its sole discretion) may permit or require a Participant to:

                           (i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

                           (ii) Have Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

                           (iii) Have Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Stock as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

                                   ARTICLE 13
                    PAYMENT OF DIRECTOR'S FEES IN SECURITIES

                  13.1 EFFECTIVE DATE. No provision of this Article shall be effective unless and until the Board has determined to implement such provision.

                  13.2 ELECTIONS TO RECEIVE NON-STATUTORY STOCK OPTIONS, RESTRICTED STOCK OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, Non-Statutory Stock Options, Restricted Stock or Stock Units, or a combination thereof, as determined by the Board. Such Non-Statutory Stock Options, Restricted Stock and Stock Units shall be issued under the Plan. An election under this Article shall be filed with the Company on the prescribed form.

                  13.3 NUMBER AND TERMS OF NON-STATUTORY STOCK OPTIONS, RESTRICTED STOCK OR STOCK UNITS. The number of Non-Statutory Stock Options, Restricted Stock or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such Non-Statutory Stock Options, Restricted Stock or Stock Units.

                                   ARTICLE 14
                              LIMITATION ON RIGHTS

                  14.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director, or Consultant. The Company and its Related Corporations reserve the right to terminate the Service of any Employee, Outside Director, or Consultant at any time, with or without Cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

                  14.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Stock covered by his or her Award prior to the time when a stock certificate for such Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

                  14.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                                   ARTICLE 15
                                WITHHOLDING TAXES

                  15.1 GENERAL. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

                  15.2 STOCK WITHHOLDING. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

                                   ARTICLE 16
                               FUTURE OF THE PLAN

                  16.1 TERM OF THE PLAN. The Plan shall become effective as of the earliest date on which the Plan has been adopted by the Board and approved by the Company's stockholders. Unless sooner terminated by the Board, the Plan shall continue until the day prior to the tenth anniversary of the date on which the Board adopted the Plan or the date on which the stockholders of the Company approved the Plan, which ever is earlier. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any shares of Common Stock previously issued or any Awards previously granted under the Plan.

                  16.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

                                   ARTICLE 17
                              ADDITIONAL PROVISIONS

                  17.1 FINANCIAL STATEMENTS. The Company's annual financial statements are included in the Company's Annual Reports on Form 10-K, copies of which are publicly available, at no cost, at the Securities and Exchange Commission's website located at http://www.sec.gov. Upon request by any Participant, the Company shall provide such Participant with a copy of the Company's most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

                  17.2 GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).


                                     P-COM, INC.


Date: ___________________________    By:
                                         --------------------------------------


                                     Its:
                                         --------------------------------------